                                                                      EXHIBIT 99

(HCA LOGO)
                                                                            NEWS

                                                           FOR IMMEDIATE RELEASE


INVESTOR CONTACT:                                                MEDIA CONTACT:
Mark Kimbrough                                                   Jeff Prescott
615-344-2688                                                     615-344-5708


                      HCA REPORTS 2ND QUARTER 2003 RESULTS

NASHVILLE, TN, July 22, 2003 -- HCA (NYSE: HCA) today announced results for its second quarter ended June 30, 2003. Consolidated revenues for the quarter were $5.5 billion, up 11.5 percent from $4.9 billion last year. Net income totaled $240 million or $0.47 per diluted share compared to $350 million or $0.66 per diluted share in 2002.

The EPS results for the quarter of $0.47 include the previously announced increase in the estimated allowance for doubtful accounts ($0.13) and asset impairment charge ($0.15), both of which are discussed below.

As previously announced on July 15, 2003, financial results for the quarter ended June 30, 2003 include an increase to the estimated allowance for doubtful accounts of $106 million pretax, or $0.13 per diluted share. This change in estimate was based upon the results of the Company's customary "hindsight analysis", in which the Company's accounts receivable during a previous twelve-month period are analyzed. The historical "look back" results, along with considerations of current economic trends and collection indicators, are used as the basis for the Company's estimate of the appropriate amount of allowance for doubtful accounts for its current accounts receivable.

Also, on May 22, 2003, HCA announced its intention to discontinue development of a new patient accounting information system (millennium accounts receivable system - MARS). As a result of the termination of the MARS initiative, the Company recorded an impairment charge in the amount of $130 million pretax or $0.15 per diluted share during the second quarter of 2003.

Revenue per equivalent admission increased 7.6 percent (7.5 percent on a same facility basis) for the second quarter. Consolidated admissions increased 4.5 percent in the quarter. The consolidated results include eleven hospitals acquired on April 1, 2003.

Same facility revenues increased 7.1 percent in the second quarter while same facility admissions increased 0.6 percent. Adjusting for closed skilled nursing
(SNF) and obstetric units (OB) within the Company's same facility hospitals, same facility admissions increased 1.5 percent. Same facility outpatient surgical procedures during the second quarter declined 3.6 percent. Management believes its overall hospital volumes and, in particular, outpatient volumes are being impacted by several factors, including general economic softness, higher unemployment levels in several key markets, increased co-pays and deductibles, non-renewal of a managed care contract in Tennessee, and various competitive pressures in certain markets.

During the second quarter, monthly same facility admissions were as follows:
April declined 0.9 percent (increased 0.1 percent, excluding SNF/OB); May declined 0.5 percent (increased 0.3 percent, excluding SNF/OB); and June increased 3.5 percent (increased 4.4 percent, excluding SNF/OB).

Revenues for the six months ended June 30, 2003 were $10.7 billion compared to $9.8 billion in 2002. Net income totaled $709 million or $1.37 per diluted share compared to $735 million or $1.40 per diluted share for the six months ended June 30, 2002.

On April 1, 2003, HCA completed the acquisition of Health Midwest's 11 hospital network in the greater Kansas City community. At closing, the Company paid $855 million in cash and assumed approximately $150 million of debt and leases.

At June 30, 2003 the Company's balance sheet reflected total debt of $8.4 billion; stockholders' equity (including common and minority equity) of $6.7 billion; and total assets of $20.5 billion. The Company's ratio of debt-to-debt plus stockholders' equity was 55.7 percent at June 30, 2003 compared to 53.3 percent at June 30, 2002.

During the quarter, the Company repurchased 12.3 million shares of its common stock at a total cost of $394 million (average cost of $32.09 per share) and has approximately $1.2 billion remaining on its $1.5 billion share repurchase authorization. The Company had 501 million shares outstanding as of June 30, 2003.

During the second quarter, the Company paid the Centers for Medicare and Medicaid Services (CMS) $250 million to resolve all Medicare cost report, home office cost statement, and appeal issues between HCA and CMS for the cost report periods ending before August 1, 2001.

Following the quarter, on July 7, 2003, HCA paid the U.S. Department of Justice
(DOJ) $641 million, which includes interest, to resolve all remaining investigation issues between the Company and the DOJ.

As of June 30, 2003, the Company operated 190 hospitals and 80 ambulatory surgery centers (including 6 hospitals and 4 ASCs owned through 50/50 equity joint ventures) located in 23 states, London, England and Geneva, Switzerland compared to 181 hospitals and 80 ambulatory surgery centers (including 6 hospitals and 5 ASCs owned through equity joint ventures) as of June 30, 2002.

HCA will host a conference call for investors at 9:00 a.m. Central Daylight Time today. All interested investors are invited to access a live audio broadcast of the call via webcast. The broadcast also will be available on a replay basis beginning this afternoon and through the next 30 days. The webcast can be accessed at http://www.firstcallevents.com/service/ajwz383767371gf12.html or via the Investor Relations site at www.hcahealthcare.com.


                                      # # #


This press release contains forward-looking statements based on current management expectations. Those forward-looking statements include all statements other than those made solely with respect to historical fact. Numerous risks, uncertainties and other factors may cause actual results to differ materially from those expressed in any forward-looking statements. These factors include, but are not limited to
(i) the highly competitive nature of the health care business, (ii) the efforts of insurers, health care providers and others to contain health care costs,
(iii) possible changes in the Medicare and Medicaid programs (including currently proposed changes to Medicare outlier payments) that may impact reimbursements to health care providers and insurers, (iv) the ability to achieve expected levels of patient volumes and control the costs of providing services, (v) the possible enactment of Federal or state health care reform,
(vi) the ability to attract and retain qualified management and personnel, including affiliated physicians, nurses and medical support personnel, (vii) liabilities and other claims asserted against the Company, (viii) fluctuations in the market value of the Company's common stock, (ix) ability to complete the share repurchase program, (x) changes in accounting practices, (xi) changes in general economic conditions, (xii) future divestitures which may result in additional charges, (xiii) changes in revenue mix and the ability to enter into and renew managed care provider arrangements on acceptable terms, (xiv) the availability and terms of capital to fund the expansion of the Company's business, (xv) changes in business strategy or development plans, (xvi) delays in receiving payment, (xvii) the collectibility of uninsured accounts and deductible and co-pay amounts, (xviii) the outcome of pending and any future tax audits and litigation associated with the Company's tax positions, (xix) the outcome of the Company's continuing efforts to monitor, maintain and comply with appropriate laws, regulations, policies and procedures and the Company's corporate integrity agreement with the government, (xx) changes in Federal, state or local regulation affecting the health care industry, (xxi) the impact of charity and self-pay discounting care policy changes, (xxii) the ability to successfully integrate the operations of Health Midwest and fund expected capital improvements, (xxiii) the ability to develop and implement the financial enterprise resource planning ("ERP") information system within the expected time and cost projections and, upon implementation, to realize the expected benefits and efficiencies, and (xxiv) other risk factors detailed from time to time in the Company's filings with the SEC. Many of the factors that will determine the Company's future results are beyond the ability of the Company to control or predict. Readers should not place undue reliance on forward-looking statements, which reflect management's views only as of the date hereof. The Company undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

All references to "Company" and "HCA" as used throughout this document refer to HCA Inc. and its affiliates.

                                    HCA INC.
                     CONSOLIDATED OPERATING RESULTS SUMMARY
                 (Dollars in millions, except per share amounts)

                                                                                                       For the Six Months
                                                                                  Second Quarter          Ended June 30,
                                                                            ----------------------    ----------------------
                                                                              2003         2002         2003         2002
                                                                            ---------    ---------    ---------    ---------
Revenues ................................................................   $   5,467    $   4,903    $  10,740    $   9,776

Adjusted EBITDA (a) .....................................................   $     968    $   1,018    $   2,077    $   2,061

Net income:

        Net income, excluding gains on sales of facilities, impairment of
                long-lived assets and investigation related costs .......   $     319    $     374    $     749    $     770
        Gains on sales of facilities (net of tax) .......................          --           --           42           --
        Impairment of long-lived assets (net of tax) ....................         (79)         (18)         (79)         (18)
        Investigation related costs (net of tax) ........................          --           (6)          (3)         (17)
                                                                            ---------    ---------    ---------    ---------

        Net income ......................................................   $     240    $     350    $     709    $     735
                                                                            =========    =========    =========    =========

Diluted earnings per share:

        Net income, excluding gains on sales of facilities, impairment of
                long-lived assets and investigation related costs .......   $    0.62    $    0.71    $    1.44    $    1.47
        Gains on sales of facilities ....................................          --           --         0.08           --
        Impairment of long-lived assets .................................       (0.15)       (0.03)       (0.15)       (0.03)
        Investigation related costs .....................................          --        (0.02)          --        (0.04)
                                                                            ---------    ---------    ---------    ---------

        Net income ......................................................   $    0.47    $    0.66    $    1.37    $    1.40
                                                                            =========    =========    =========    =========

Shares used in computing diluted earnings per share (000) ...............     514,412      528,068      518,374      524,841


(a)Adjusted EBITDA for the second quarters of 2003 and 2002, respectively, is defined as income before depreciation and amortization ($278 million and $255 million), interest expense ($123 million and $108 million), gains on sales of facilities ($1 million in 2003), impairment of long-lived assets ($130 million and $19 million), investigation related costs ($1 million and $13 million), minority interests in earnings of consolidated entities ($47 million and $42 million) and income taxes ($150 million and $231 million). Adjusted EBITDA for the six months ended June 30, 2003 and 2002, respectively, is defined as income before depreciation and amortization ($539 million and $499 million), interest expense ($237 million and $229 million), gains on sales of facilities ($75 million in 2003), impairment of long-lived assets ($130 million and $19 million), investigation related costs ($5 million and $30 million), minority interests in earnings of consolidated entities ($86 million and $77 million) and income taxes ($446 million and $472 million). HCA uses Adjusted EBITDA as an analytical indicator for purposes of allocating resources to geographic areas and assessing their performance. Because Adjusted EBITDA is not a measurement determined in accordance with generally accepted accounting principles and is thus susceptible to varying calculations, Adjusted EBITDA as presented may not be compable to other similarly titled measures of other companies.

                                    HCA INC.
                         CONSOLIDATED INCOME STATEMENTS
                                 SECOND QUARTER
                 (DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)



                                                                                      2003                         2002
                                                                             ----------------------      ------------------------
                                                                               Amount         Ratio       Amount            Ratio
                                                                             ---------        -----      ---------          -----
Revenues .................................................................   $   5,467        100.0 %    $   4,903          100.0 %

Salaries and benefits ....................................................       2,178         39.8          1,960           40.0
Supplies .................................................................         870         15.9            778           15.9
Other operating expenses .................................................         926         17.0            832           16.8
Provision for doubtful accounts ..........................................         577         10.6            371            7.6
Insurance subsidiary (gains) losses on sales of investments ..............           1           --             (1)            --
Equity in earnings of affiliates .........................................         (53)        (1.0)           (55)          (1.1)
                                                                             ---------        -----      ---------          -----

                                                                                 4,499         82.3          3,885           79.2
                                                                             ---------        -----      ---------          -----

    Adjusted EBITDA ......................................................         968         17.7          1,018           20.8

Depreciation and amortization ............................................         278          5.1            255            5.2
Interest expense .........................................................         123          2.2            108            2.2
Gains on sales of facilities .............................................          (1)          --             --             --
Impairment of long-lived assets ..........................................         130          2.4             19            0.4
Investigation related costs ..............................................           1           --             13            0.3
                                                                             ---------        -----      ---------          -----

Income before minority interests and income taxes ........................         437          8.0            623           12.7

Minority interests in earnings of consolidated entities ..................          47          0.9             42            0.8
                                                                             ---------        -----      ---------          -----

Income before income taxes ...............................................         390          7.1            581           11.9

Provision for income taxes ...............................................         150          2.7            231            4.8
                                                                             ---------        -----      ---------          -----

     Net income ..........................................................   $     240          4.4      $     350            7.1
                                                                             =========        =====      =========          =====
Diluted earnings per share:
    Net income excluding gains on sales of facilities,
       impairment of long-lived assets and investigation
       related costs .....................................................   $    0.62    $      0.71
    Impairment of long-lived assets ......................................       (0.15)         (0.03)
    Investigation related costs ..........................................          --          (0.02)
                                                                             ---------    -----------

    Net income ...........................................................   $    0.47    $      0.66
                                                                             =========    ===========

Shares used in computing diluted earnings per share (000) ................     514,412        528,068

                                    HCA INC.
                         CONSOLIDATED INCOME STATEMENTS
                 FOR THE SIX MONTHS ENDED JUNE 30, 2003 AND 2002
                 (DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)


                                                                        2003                          2002
                                                             --------------------------     --------------------------
                                                               AMOUNT          RATIO          Amount          Ratio
                                                             -----------    -----------     -----------    -----------
Revenues ................................................   $    10,740          100.0 %   $     9,776        100.0 %

Salaries and benefits ...................................         4,274           39.8           3,890           39.8
Supplies ................................................         1,715           16.0           1,556           15.9
Other operating expenses ................................         1,779           16.5           1,632           16.7
Provision for doubtful accounts .........................         1,005            9.4             739            7.6
Insurance subsidiary losses on sales of investments .....             1             --               4             --
Equity in earnings of affiliates ........................          (111)          (1.0)           (106)          (1.1)
                                                            -----------          -----     -----------          -----

                                                                  8,663           80.7           7,715           78.9
                                                            -----------          -----     -----------          -----

    Adjusted EBITDA .....................................         2,077           19.3           2,061           21.1

Depreciation and amortization ...........................           539            4.9             499            5.2
Interest expense ........................................           237            2.2             229            2.3
Gains on sales of facilities ............................           (75)          (0.7)             --             --
Impairment of long-lived assets .........................           130            1.2              19            0.2
Investigation related costs .............................             5            0.1              30            0.3
                                                            -----------          -----     -----------          -----

Income before minority interests and income taxes .......         1,241           11.6           1,284           13.1

Minority interests in earnings of consolidated entities .            86            0.8              77            0.7
                                                            -----------          -----     -----------          -----

Income before income taxes ..............................         1,155           10.8           1,207           12.4

Provision for income taxes ..............................           446            4.2             472            4.9
                                                            -----------          -----     -----------          -----

     Net income .........................................   $       709            6.6     $       735            7.5
                                                            ===========          =====     ===========          =====

Diluted earnings per share:
    Net income excluding gains on sales of facilities,
       impairment of long-lived assets and investigation
       related costs ....................................   $      1.44                    $      1.47
    Gains on sales of facilities ........................          0.08                             --
    Impairment of long-lived assets .....................         (0.15)                         (0.03)
    Investigation related costs .........................            --                          (0.04)
                                                            -----------                    -----------

    Net income ..........................................   $      1.37                    $      1.40
                                                            ===========                    ===========

Shares used in computing diluted earnings per share (000)       518,374                        524,841

                                    HCA INC.
                           CONSOLIDATED BALANCE SHEETS
                              (DOLLARS IN MILLIONS)


                                                                                  JUNE 30,     MARCH 31,    DECEMBER 31,
                                                                                    2003         2003          2002
                                                                                 ---------     ---------     ---------
                                     ASSETS
Current assets:

     Cash and cash equivalents ...............................................   $     184     $   1,090     $     161
     Accounts receivable, net ................................................       2,873         2,969         2,788
     Inventories .............................................................         493           462           462
     Deferred income taxes ...................................................         640           577           568
     Other ...................................................................         606           328           526
                                                                                 ---------     ---------     ---------

          Total current assets ...............................................       4,796         5,426         4,505

Property and equipment, at cost ..............................................      17,893        17,211        16,800
Accumulated depreciation .....................................................      (7,399)       (7,287)       (7,079)
                                                                                 ---------     ---------     ---------
                                                                                    10,494         9,924         9,721

Investments of insurance subsidiary ..........................................       1,549         1,427         1,355
Investments in and advances to affiliates ....................................         661           659           679
Goodwill .....................................................................       2,501         1,982         1,994
Deferred loan costs ..........................................................          67            70            67
Other ........................................................................         402           397           420
                                                                                 ---------     ---------     ---------

                                                                                 $  20,470     $  19,885     $  18,741
                                                                                 =========     =========     =========

                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:

     Accounts payable ........................................................   $     765     $     749     $     809
     Accrued salaries ........................................................         461           413           438
     Other accrued expenses ..................................................       1,134         1,120         1,113
     Government settlement accrual ...........................................         683           933           933
     Long-term debt due within one year ......................................         808           623           446
                                                                                 ---------     ---------     ---------

          Total current liabilities ..........................................       3,851         3,838         3,739

Long-term debt ...............................................................       7,568         7,092         6,497
Professional liability risks .................................................       1,271         1,221         1,193
Deferred income taxes and other liabilities ..................................       1,128         1,046           999
Minority interests in equity of consolidated entities ........................         672           647           611

Stockholders' equity .........................................................       5,980         6,041         5,702
                                                                                 ---------     ---------     ---------

                                                                                 $  20,470     $  19,885     $  18,741
                                                                                 =========     =========     =========



Current ratio ................................................................        1.25          1.41          1.20
Ratio of debt to debt plus common and minority equity ........................        55.7%         53.6%         52.4%
Shares outstanding (thousands) ...............................................     501,053       512,033       514,176

                                    HCA INC.
                              OPERATING STATISTICS

                                                                                     FOR THE SIX MONTHS
                                                             SECOND QUARTER              ENDED JUNE 30,
                                                       ------------------------    ------------------------
                                                          2003          2002          2003          2002
                                                       ----------    ----------    ----------    ----------
Consolidated Hospitals:

                  Number of Hospitals                         184           175           184           175
                  Weighted Average Licensed Beds           42,178        39,844        41,074        39,961
                  Licensed Beds at End of Period           42,152        39,930        42,152        39,930

          REPORTED:

                  Admissions                              409,000       391,400       813,500       798,700
                        % Change                              4.5%                        1.9%
                  Equivalent Admissions                   605,300       584,200     1,192,600     1,178,900
                        % Change                              3.6%                        1.2%
                  Revenue per Equivalent Admission     $    9,033    $    8,394    $    9,006    $    8,293
                        % Change                              7.6%                        8.6%
                  Inpatient Revenue per Admission      $    8,167    $    7,687    $    8,200    $    7,578
                        % Change                              6.2%                        8.2%

                  Patient Days                          2,020,200     1,927,800     4,047,400     3,988,500
                  Equivalent Patient Days               2,990,200     2,878,500     5,933,600     5,887,100

                  Emergency Room Visits                 1,268,300     1,198,000     2,484,500     2,404,900
                        % Change                              5.9%                        3.3%

                  Outpatient Revenues as a
                      Percentage of Patient Revenues         37.7%         37.5%         36.8%         36.9%

                  Average Length of Stay                      4.9           4.9           5.0           5.0

                  Occupancy                                  52.6%         53.2%         54.4%         55.1%
                  Equivalent Occupancy                       77.9%         79.4%         79.8%         81.3%

          SAME FACILITY:

                  Admissions                              391,900       389,500       795,200       794,400
                        % Change                              0.6%                        0.1%
                  Equivalent Admissions                   578,900       581,100     1,164,200     1,171,700
                        % Change                             -0.4%                       -0.6%
                  Revenue per Equivalent Admission     $    8,998    $    8,367    $    8,977    $    8,261
                        % Change                              7.5%                        8.7%
                  Inpatient Revenue per Admission      $    8,272    $    7,684    $    8,253    $    7,581
                        % Change                              7.7%                        8.9%

                  Emergency Department Visits           1,217,500     1,193,600     2,432,500     2,390,200
                        % Change                              2.0%                        1.8%

NUMBER OF CONSOLIDATED AND
NON-CONSOLIDATED (50/50 EQUITY
JOINT VENTURES) HOSPITALS:

                  Consolidated                                184           175           184           175
                  Non-Consolidated (50/50 Equity
                      Joint Ventures)                           6             6             6             6
                                                       ----------    ----------    ----------    ----------

                  Total Number of Hospitals                   190           181           190           181
                                                       ==========    ==========    ==========    ==========